UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 20, 2014
 AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On August 20, 2014, the Board of Directors (the “Board”) of Amkor Technology, Inc. (the “Company”) expanded the Board to nine members and appointed David N. Watson as a director of the Company.
The Board has not yet made a determination regarding the committees on which Mr. Watson will serve.
Upon his appointment to the Board, Mr. Watson became entitled to an annual retainer of $50,000, and will be paid $2,000 for each regularly scheduled Board or committee meeting he attends, and $1,000 for each telephonic Board or committee meeting he attends. Mr. Watson will also be entitled to reimbursement from the Company for travel and other reasonable out-of-pocket expenses he incurs in connection with attending Board and committee meetings. In addition, under the Company’s Amended and Restated 2007 Equity Incentive Plan (“2007 Equity Plan”), upon his appointment to the Board, Mr. Watson was automatically granted an option to purchase 20,000 shares of the Company’s common stock. Upon re-election to the Board by the Company’s stockholders, each director automatically receives an additional option to purchase 20,000 shares of the Company’s common stock, subject to the terms of the 2007 Equity Plan. Mr. Watson will become eligible for the additional option grants upon re-election by the stockholders, starting in 2015.
Additional information regarding Mr. Watson's appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

99.1	Press release issued by Amkor Technology, Inc., dated August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2014	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX:

Exhibit	Description
99.1	Press release issued by Amkor Technology, Inc., dated August 21, 2014.